SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2008

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.02  Completion of Acquisition or Disposition of Assets.

(b)

In connection with the events described below, effective as of January 1, 2008,  Stephen P. Wilson has stepped down as the President of the Company and of LCNB National Bank (the "Bank").  Mr. Wilson will continue to serve as Chairman of the Board and Chief Executive Officer of the Company, positions in which Mr. Wilson has served since 1992.

(c)

On January 2, 2008, LCNB Corp. ("LCNB") announced the promotion of Steve P. Foster, 55, to the position of President of the Company and the Bank, effective January 1, 2008.

Mr. Foster has been employed by the Company since 1977, and until his promotion has been serving as an Executive Vice President of the Company.  For further description of Mr. Fosters' experience, please reference the press release attached as Exhibit 99.2 to this Form 8-K.  Mr. Foster will continue to receive compensation and benefits materially similar to those disclosed in the Definitive Proxy Statement of the Company, filed with the SEC on March 9, 2007.

There are no arrangements or understandings between Mr. Foster and any other person pursuant to which he was selected to be an officer of the Company, nor are there any transactions between the Company and Mr. Foster that are reportable under Item 404(a) of Regulation S-K.

Item 7.01   Regulation FD Disclosure.

On January 3, 2008, the Company issued a press release announcing the promotion of certain of its employees.  On the same day, it issued a second press release, describing in greater detail the promotion of Steve Foster to President of the Company.  A copy of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K and are incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

First Press release dated January 3, 2008.

99.2

Second Press release dated January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: January 3, 2008	By: /s/ Steven P. Wilson
Stephen P. Wilson Chief Executive Officer